As filed with the Securities and Exchange Commission on September 12, 2014

File No. 001-35503

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3190813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Jackson Boulevard Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 568-4200

(Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Certain information required to be included herein is incorporated by reference to the specifically identified portions of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and the Distribution,” “Business,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related-Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Consolidated Financial Statements,” “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business.” This section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” This section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Corporate Governance and Management.” This section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Corporate Governance and Management—Director Compensation,” “Corporate Governance and Management—Compensation Committee Interlocks and Insider Participation,” “Executive Compensation” and “Compensation Discussion and Analysis.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Certain Relationships and Related-Party Transactions” and “Corporate Governance and Management.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Regulation and Legal Proceedings—Legal Proceedings.” This section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “The Separation and the Distribution,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Recent Sales of Unregistered Securities.” This section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Limitation on Liability of Directors, Indemnification of Directors and Officers, and Insurance.” This section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Consolidated Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Cash America International, Inc. and Enova International, Inc.†

3.1	Form of Enova International, Inc. Amended and Restated Certificate of Incorporation*

3.2	Form of Enova International, Inc. Amended and Restated Bylaws*

4.1	Specimen common stock certificate*

4.2	Form of Stockholder’s and Registration Rights Agreement between Cash America International, Inc. and Enova International, Inc.

4.3	Indenture, dated May 30, 2014, between Enova International, Inc., the U.S. subsidiaries of Enova International, Inc., as guarantors, and U.S. Bank National Association, as trustee^

10.1	Form of Transition Services Agreement between Cash America International, Inc. and Enova International, Inc.*

10.2	Form of Tax Matters Agreement between Cash America International, Inc. and Enova International, Inc.*

10.3	Form of Credit Underwriting Services Agreement between Cash America International, Inc. and Enova International, Inc.*

10.4	Form of Marketing and Customer Referral Agreement between Cash America International, Inc. and Enova International, Inc.*

10.5	Enova International, Inc. Supplemental Executive Retirement Plan^

10.6	Enova International, Inc. Nonqualified Savings Plan^

10.7	Continued Employment and Separation Agreement between Enova Financial Holdings, LLC, a subsidiary of the Company, and Timothy S. Ho dated January 29, 2013^

10.8	Letter Agreement by and among Springleaf Holdings, Inc., Timothy S. Ho and Enova Financial Holdings, LLC dated January 7, 2014^

10.9	Registration Rights Agreement, dated May 30, 2014, between Enova International, Inc., the U.S. subsidiaries of Enova International, Inc., and Jefferies LLC^

10.10	Credit Agreement, dated as of May 14, 2014, by and among Enova International, Inc., as borrower, the U.S. subsidiaries of Enova International, Inc., as guarantors, Jefferies Finance LLC, as administrative agent, and Jefferies Group LLC, as lender^

21.1	Subsidiaries of Enova International, Inc.^

99.1	Information Statement of Enova International, Inc., preliminary and subject to completion

*	To be filed by amendment.
†	Schedules and exhibits thereto omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.
^	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENOVA INTERNATIONAL, INC.

By:	/s/ David Fisher
Name: David Fisher
Title: President and Chief Executive Officer

Date: September 12, 2014